As filed with the Securities and Exchange Commission on September 7, 2007

Registration No. 333-125334

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TANOX, INC.

(Exact name of Registrant as specified in its charter)

Delaware	76-0196733
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1 DNA Way

South San Francisco, California 94080

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Stephen Juelsgaard

President and Chief Executive Officer

1 DNA Way

South San Francisco, California 94080

(650) 225-1000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Bradley Finkelstein, Esq.

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, CA 94304

(650) 493-9300

Approximate date of commencement of proposed sale to the public: This post-effective amendment deregisters those shares of common stock that remain unsold hereunder as of the date hereof.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 is being filed in order to deregister the Common Stock of Tanox, Inc. (the “Company”) remaining unsold pursuant to that certain Registration Statement on Form S-3 (Registration No. 333-125334) which was filed on May 27, 2005, as amended by that certain Amendment No. 1 to Registration Statement on Form S-3 which was filed on July 20, 2005 (the “Registration Statement”).

On August 2, 2007, pursuant to an Agreement and Plan of Merger, dated as of November 9, 2006 (the “Merger Agreement”), by and among the Company, Green Acquisition Corp. (“Merger Sub”) and Genentech, Inc. (“Genentech”), Merger Sub merged with and into the Company (the “Merger”), with the Company surviving the Merger and becoming a wholly owned subsidiary of Genentech. The Company files this post-effective amendment to remove from registration the Common Stock of the Company that was registered by the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California, on August 31, 2007.

TANOX, INC.

By:	/S/ STEPHEN JUELSGAARD
Stephen Juelsgaard President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ STEPHEN JUELSGAARD Stephen Juelsgaard	Director & President and Chief Executive Officer (Principal Executive Officer)	August 31, 2007

/S/ DAVID EBERSMAN David Ebersman	Director & Treasurer (Principal Financial and Accounting Officer)	August 31, 2007